Exhibit 3.3

                               OPERATING AGREEMENT

                                       OF

                           China Pathfinder Fund, LLC
                       a Florida limited liability company

   This Operating Agreement (the "Agreement") of China Pathfinder Fund, LLC, a Florida limited liability company (the "Company"), is made as of this ___ day of April 2004, and is by and among the Persons listed on Schedule A attached hereto (collectively, the "Members"), who constitute all the Members of the Company as of such date. Each of the Members hereby agrees, recites and provides as follows:

                                    SECTION I
                                   DEFINITIONS

   1.01 Act shall mean the Florida Limited Liability Company Act, as amended from time to time.

   1.02 Affiliate shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. The term "control" (including the terms "controlling", "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of at least 50% of the voting securities, by contract, or otherwise.

   1.03 Agreement shall mean this Operating Agreement, as it may be amended from time to time.

   1.04 Capital Account shall have the meaning provided in Section 8.04 hereof.

   1.05 Capital Contribution shall mean the amount of money or other property contributed to the Company by each Member, pursuant to the terms of this Agreement.

   1.06 Capital Transaction shall mean the refinancing or sale, exchange or other disposition of all or any substantial part of the assets of the Company, except for any Terminating Capital Transaction.

   1.07 Cash  Available  for  Distribution  shall have the  meaning  provided in
Section 9.02(b).

   1.08  Code shall mean the Internal Revenue Code of 1986, as amended.

   1.09 Company shall mean the limited liability company governed by this Agreement.

   1.10  Company  Minimum  Gain shall have the meaning set forth in  Regulations
Section 1.704-2(d). In accordance with Regulations Section 1.704-2(d), the amount of Company Minimum Gain is determined by first computing for each nonrecourse liability of the Company any gain the Company would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. A Member's share of Company Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).

   1.11 Event of Bankruptcy as to any Person shall mean the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or other similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of its assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter commenced by another, if such Person indicates its approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

   1.12  Managers shall have the meaning provided in Section 5.01(a).

   1.13 Member or Members shall mean any or all of those Persons listed on Schedule A or any Persons who replace them as substitute Members as provided herein, in each such Person's capacity as a Member of the Company.

   1.14 Member Nonrecourse Debt Minimum Gain shall have the meaning set forth in Regulations Section 1.704-2(i). A Member's share of Member Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

   1.15 Percentage Interest as to any Member shall mean, as of the date of computation, the number of Membership Units owned by such Member divided by the total number of issued and outstanding Membership Units.

   1.16 Person shall mean and include an individual, proprietorship, trust, estate, partnership, joint venture, association, company, corporation or other entity.

   1.17 Regulations shall mean the Federal Income Tax Regulations issued under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any succeeding provision of the Regulations.

   1.18 Sale or Refinancing Proceeds shall mean the cash proceeds from a Capital Transaction after payment, or adequate provision for, debts of the Company and any Company reserves; provided, however, that Sale or Refinancing Proceeds shall not include proceeds from any Terminating Capital Transaction.

   1.19  Service shall mean the Internal Revenue Service.

   1.20  State shall mean the State of Florida.

   1.21 Terminating Capital Transaction shall mean the sale, exchange or other disposition of all or substantially all of the assets of the Company, after which transaction the Company is dissolved and terminated.

   1.22  Transferee shall have the meaning provided in Section 9.01(b).

   1.23 Unit or Membership Unit shall mean a unit of ownership interest in the Company, including the right of such Member to any and all the benefits to which such Member may be entitled as provided in this Agreement and in the Act, together with the obligations of such Member to comply with all the provisions of this Agreement and of the Act. The initial Unit ownership of each Member is set forth on the attached Schedule A.

                                   SECTION II
                            FORMATION, NAME AND TERM

   2.01 Formation. The Members hereby acknowledge the formation of the Company as a limited liability company pursuant to the Act by virtue of Articles of Organization filed with the Clerk of the Florida Secretary of State on or about February __, 2004. The rights and liabilities of the Members shall be as provided in the Act, except as otherwise provided herein.

   2.02 Name, Office and Registered Agent. The name of the Company shall be "China Pathfinder Fund, LLC". The principal office and place of business of the Company shall be 12535 Orange Drive, #613, Davie, Florida 33330. The Board of Managers may at any time change the location of such office, provided the Board of Managers gives notice to all Members of any such change. The name and address of the statutory agent of the Company for purposes of the Act is Howard Ullman, 12535 Orange Drive, #613, Davie, Florida 33330. The statutory agent's sole duty as such is to forward to the Company at its principal office and place of business any notice that is served on it as statutory agent.

   2.03 Governing Law. This Agreement and all questions with respect to the rights and obligations of the Members, the construction, enforcement and interpretation hereof, and the formation, administration and termination of the Company shall be governed by the provisions of the Act and other applicable laws of the State.

   2.04 Term. (a) The term of the Company's existence shall be perpetual, except that the Company shall be dissolved upon the first to occur of any of the following events:

        (i) The determination in writing of the holders of 66-2/3% of the Membership Units to dissolve and terminate the Company;

        (ii) The entry of a decree of judicial dissolution under Section 608-4991 of the Act;

        (iii) The occurrence of an Event of Bankruptcy as to a Member or the death, resignation, expulsion or dissolution of a Member or the occurrence of any other event that terminates the membership of a Member, unless there are at least two remaining Members, and, within 90 days of such event, the remaining Members holding at least 66-2/3% of the remaining Membership Units agree in writing to continue the business of the Company, in which event the Company shall not be dissolved and the Company and the business of the Company shall be continued; provided that if any Member is a partnership or a limited liability company on the date of such occurrence, the dissolution of such Member as a result of the dissolution, termination, resignation, death, incompetence, removal or Event of Bankruptcy of a partner or member in such partnership or limited liability company, as the case may be, shall not be an event of dissolution of this Company if the business of such Member is continued by its remaining partner(s) or member(s), as the case may be, either alone or with additional partners or members and such Member and such partners or members comply with any other applicable requirements of this Agreement; or

        (iv) The passage of 30 days after the sale or other disposition of all or substantially all of the assets of the Company (except that if the Company receives an installment obligation as consideration for such sale, the Company shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such note or notes are paid in full).

     (b) Upon the dissolution of the Company for any reason, the Board of Managers shall proceed promptly to wind up the affairs of and liquidate the Company. The Board of Managers shall have reasonable discretion to determine the time, manner and terms of any sale or sales of Company's property pursuant to such liquidation.

     (c) In the event that the Company is dissolved and not continued as a result of an event of termination described in Section 2.04(a)(iii), then all of those remaining Members who desire to continue the Company or to continue operating its business and affairs in substantially the same manner as prior to the occurrence of such event of termination, shall have the right to form a new limited liability company pursuant to articles of organization and an operating agreement and such newly formed limited liability company shall have the option, for a period of six months after such event of termination, to purchase all of the assets of the Company and assume all the liabilities and contractual obligations of the Company at a price equal to 90% of the then net fair market value of such assets (such discount being granted in recognition of the fact that no broker will be involved in such transaction). The net fair market value of such business assets shall be determined by agreement among the Members desiring to continue the business and the resigning Members or their representatives. If the parties are unable to agree, the Members desiring to continue the business shall have the right to select one appraiser, the resigning Members shall have the right to select a second appraiser, and the two appraisers so selected shall select a third appraiser. The three appraisers shall appraise the assets, and determine the net fair market value of the business, and the middle of the three appraised values shall be the value utilized to calculate the purchase price. The purchase price shall be paid in the form of a promissory note, bearing interest at the applicable federal rate in effect under the Code, which promissory note shall provide for level amortization of the balance of principal and interest over a period of ten years based on monthly payments. Such note shall include a provision providing that such note is subordinate to all debts of the newly formed purchasing limited liability company to creditors other than Members of the purchasing limited liability company.

                                   SECTION III
                             BUSINESS OF THE COMPANY

     The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be organized under the Act.

                                   SECTION IV
                        RIGHTS AND OBLIGATIONS OF MEMBERS

   4.01 Members. The Members of the Company are those persons listed on Schedule A attached hereto.

   4.02 Voting Rights; Management Rights. Except as otherwise provided herein or as required by law, voting power shall be vested in the Members, and all matters requiring a vote pursuant to this Agreement or the Act shall be determined by the vote of Members holding a majority in interest of the Membership Units.

   The Members, other than any Members elected to serve as Managers or officers, shall not take part in the management of the business nor transact any business for the Company in their capacity as Members, nor shall they have power to sign for or to bind the Company; provided, however, that the Members shall have the right to approve or consent to certain matters, as provided herein.

   4.03 Other Activities. Except as otherwise expressly provided herein, any Member may engage in or possess any interest in another business or venture of any nature and description, independently or with others, even if such activities compete directly with the business of the Company, and neither the Company nor any Member hereof shall have any rights in or to any such independent ventures or the income or profits derived therefrom.

   4.04 No Right to Withdraw. Except as set forth in Section X, no Member shall have any right to voluntarily resign or otherwise withdraw from the Company without the written consent of all the remaining Members.

   4.05 Places of Meetings. All meetings of the Members shall be held at such place, either within or without the State, as from time to time may be fixed by the Board of Managers.

   4.06 Annual Meetings. The annual meeting of the Members, for the election of Board of Managers and transaction of such other business as may come before the meeting, shall be held in each year on the second Tuesday in April, at 10:00 a.m., if that day is not a legal holiday. If that day is a legal holiday, the annual meeting shall be held on the next succeeding day not a legal holiday.

   4.07 Special Meetings. A special meeting of the Members for any purpose or purposes may be called at any time by the Chairman of the Board of Managers, the Vice-Chairman of the Board of Managers or the President, or by Members holding a majority in interest of the Membership Units and entitled to vote with respect to the business to be transacted at such meeting. At a special meeting no business shall be transacted and no action shall be taken other than that stated in the notice of the meeting.

   4.08 Notice of Meetings. Written or printed notice stating the place, day and hour of every meeting of the Members and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed not less than ten nor more than sixty days before the date of the meeting to each Member entitled to vote at such meeting, at its address maintained in the records of the Company by the Company's Secretary. Such further notice shall be given as may be required by law, but meetings may be held without notice if all the Members entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present, either before or after the meeting.

   4.09 Quorum. Any number of Members together holding at least a majority of the Membership Units entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than' a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the Members present or represented by proxy without notice other than by announcement at the meeting.

   4.10 Voting. At any meeting of the Members each Member of a class entitled to vote on any matter coming before the meeting shall, as to such matter, have a vote, in person or by proxy, `equal to the number of Membership Units held in its name on the date, not more than seventy days prior to such meeting, fixed by the Board of Managers as the record date for the purpose of determining Members entitled to vote. Every proxy shall be in writing, dated and signed by the Member entitled to vote or its duly authorized attorney-in-fact.

                                    SECTION V
                                   MANAGEMENT

   5.01 General Powers. The property, officers and business of the Company shall be managed under the direction of the Board of Managers, and, except as otherwise expressly provided by law, the Articles of Organization or this Agreement, all of the powers of the Company shall be vested in such Board.

   5.02 Number of Managers. The number of Managers constituting the Board of Managers shall be not less than one nor more than ten, ` such number to be designated from time to time by resolution of the Board of Managers or by resolution of the Members.

   5.03 Election and Removal of Managers; Quorum. (a) Managers shall be elected at each annual meeting of Members to succeed those Managers whose terms have expired and to fill any vacancies then existing.

     (b) Managers shall hold their offices for terms of one year and until their successors are elected. Any Manager may be removed from office at a meeting called expressly for that purpose by the vote of Members holding not less than a majority in interest of the Membership Units entitled to vote at an election of Managers.

     (c) Any vacancy occurring in the Board of Managers may be filled by the affirmative vote of the majority of the remaining Managers though less than a quorum of the Board, and the term of office of any Manager so elected shall expire at the next Members' meeting at which Managers are elected.

     (d) A majority of the number of Managers described in this Agreement shall constitute a quorum for the transaction of business. The act of a majority of Members present at a meeting at which a quorum is present shall be the act of the Board of Managers. Less than a quorum may adjourn any meeting.

   5.04 Meetings of Managers. An annual meeting of the Board of Managers shall be held as soon as practicable after the adjournment of the annual meeting of the Members at such place as the Board of Managers may designate. Other meetings of the Board of Managers shall be held at places within or without the State and at times fixed by resolution of the Board of Managers, or upon call of the Chairman of the Board of Managers, the Vice-Chairman of the Board of Managers, the President or any of the Managers. The Secretary or officer performing the Secretary's duties shall give not less than twenty-four hours' notice by letter, telegraph, telephone or facsimile (or in person) of all meetings of the Board of Managers, provided that notice need not be given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board of Managers. Meetings may be held at any time without notice if all of the Managers are present, or if those not present waive notice in writing either before or after the meeting. The notice of meetings of the Board of Managers need not state the purpose of the meeting.

   5.05 Third Party Reliance. Third parties dealing with the Company shall be entitled to rely conclusively upon the power and authority of the Managers or any of them as set forth herein.

   5.06 No Duty to Consult. Except as otherwise provided herein or in the Act, the Board of Managers shall have no duty or obligation to consult with or seek the advice of the Members in connection with the conduct of the business of the Company.

   5.07 Compensation. By resolution of the Board of Managers, Managers may be allowed a fee and expenses for attendance at all meetings, but nothing herein shall preclude Managers from serving the Company in other capacities and receiving compensation for such other services.

                                   SECTION VI
                                   COMMITTEES

   6.01 Executive Committee. The Board of Managers, by resolution adopted by a majority of the number of Managers fixed by this Agreement, may elect an Executive Committee which shall consist of not less than two Managers, including the President. When the Board of Managers is not in session, the Executive Committee shall have all power vested in the Board of Managers by law, by the Articles of Organization, or by this Agreement, provided that the Executive Committee shall not have power to (a) approve or recommend to the Members action that the Act requires to be approved by Members; (b) fill vacancies on the Board of Managers or on any of its committees; (c) adopt, amend, or repeal this Agreement; (d) approve a plan of merger not requiring Member approval; (e) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Managers; or (f) admit additional Members, or change or determine the relative rights, preferences and liabilities of a class of Members, other than within limits specifically provided by the Board of Managers. The Executive Committee shall report at the next regular or special meeting of the Board of Managers all action which the Executive Committee may have taken on behalf of the Board of Managers since the last regular or special meeting of the Board of Managers.

   6.02 Finance Committee. The Board of Managers, by resolution adopted by a majority of the number of Managers fixed by this Agreement, may elect a Finance Committee which shall consist of not less than two Managers. The Finance
Committee shall consider and report to the Board of Managers with respect to plans for corporate expansion, capital structure and long-range financial requirements. The Committee shall also consider and report to the Board of Managers with respect to such other matters relating to the financial affairs of the Company as may be requested by the Board of Managers or the appropriate officers of the Company. The Committee shall report periodically to the Board of Managers on all action which it may have taken.

   6.03 Other Committees. The Board of Managers, by resolution adopted by a majority of the number of Managers fixed by this Agreement, may establish such other standing or special committees of the Board of Managers as it may deem advisable, consisting of not less than two Managers; and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

   6.04 Meetings. Regular and special meetings of any Committee established pursuant to this Section VI may be called and held subject to the same requirements with respect to time, place and notice as are specified in this Agreement for regular and special meetings of the Board of Managers.

   6.05 Quorum and Manner of Acting. A majority of the members of any Committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

   6.06 Term of Office. Members of any Committee shall be elected as above provided and shall hold office until their successors are elected by the Board of Managers or until such Committee is dissolved by the Board of Managers.

   6.07 Resignation and Removal. Any member of a Committee may resign at any time by giving written notice of his intention to do so to the President or the Secretary of the Company, or may be removed, with or without cause, at any time by such vote of the Board of Managers as would suffice for his election.

   6.08 Vacancies. Any vacancy occurring in a Committee resulting from any cause whatever may be filled by the affirmative vote of a majority of the number of Managers fixed by this Agreement.

                                   SECTION VII
                                    OFFICERS

   7.01 Election of Officers; Terms. The officers of the Company shall consist of a President, a Secretary and a Treasurer. Other officers, including a Chairman of the Board of Managers, one or more Vice-Presidents (whose seniority and titles, including Executive Vice-Presidents and Senior Vice-Presidents, may be specified by the Board of Managers), and assistant and subordinate officers, may from time to time be elected by the Board of Managers. All officers shall hold office until the next annual meeting of the Board of Managers and until their successors are elected. The President shall be chosen from among the Managers. Any two officers may be combined in the same person as the Board of Managers may determine.

   7.02 Removal of Officers; Vacancies. Any officer of the Company may be removed summarily with or without cause, at any time, by the Board of Managers. Vacancies may be filled by the Board of Managers.

   7.03 Duties. The officers of the Company shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are hereinafter provided or as from time to time shall be conferred by the Board of Managers. The Board of Managers may require any officer to give such bond for the faithful performance of his duties as the Board of Managers may see fit.

   7.04 Duties of the President. The President shall be the chief executive officer of the Company and shall be primarily responsible for the implementation of policies of the Board of Managers. He shall have authority over the general management and direction of the business and operations of the Company and its divisions, if any, subject only to the ultimate authority of the Board of Managers. He shall be a Manager, and except as otherwise provided in this Agreement or in the resolutions establishing such committees, the President shall be ex officio a member of all Committees of the Board of Managers. In the absence of the Chairman and the Vice-Chairman of the Board of Managers, or if there are no such officers, the President shall preside at all meetings of the Company. He may sign and execute in the name of the Company Unit certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Managers or by this Agreement to some other officer or agent of the Company or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Managers.

   7.05 Duties of the Vice-Presidents. Each Vice-President, if any, shall have such powers and duties as may from time to time be assigned to him by the President or the Board of Managers. Any Vice-President may sign and execute in the name of the Company Unit certificates, deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Managers, except where the signing and execution of such documents shall be expressly delegated by the Board of Managers or the President to some other officer or agent of the Company or shall be required by law or otherwise to be signed or executed by some other officer or agent.

   7.06 Duties of the Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Company, and shall deposit all monies and securities of the Company in such banks and depositories as shall be designated by the Board of Managers. He shall be responsible: (a) for maintaining adequate financial accounts and records in accordance with generally accepted accounting practices; (b) for the preparation of appropriate operating budgets and financial statements; (c) for the preparation and filing of all tax returns required by law; and (d) for the performance of all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Managers, the Finance Committee or the President. The Treasurer may sign and execute in the name of the Company Unit certificates, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Managers or by this Agreement to some other officer or agent of the Company or shall be required by law or otherwise to be signed or executed.

   7.07 Duties of the Secretary. The Secretary shall act as secretary of all meetings of the Board of Managers and Members of the Company. When requested, he shall also act as secretary of the meetings of the committees of the Board of Managers. He shall keep and preserve the minutes of all such meetings in permanent books. He shall see that all notices required to be given by the Company are duly given and served; shall have custody of all deeds, leases, contracts and other important documents of the Company; shall have charge of the books, records and papers of the Company relating to its organization and management as a Company; shall see that all reports, statements and other documents required by law (except tax returns) are properly filed; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Managers or the President.

   7.08 Compensation. The Board of Managers shall have authority to fix the compensation of all officers of the Company.

                                  SECTION VIII
                            CAPITAL CONTRIBUTIONS AND
                        FINANCIAL OBLIGATIONS OF MEMBERS

   8.01 Initial Capital Contributions. The initial Capital Contributions of each Member are as set forth opposite such Member's name on Schedule A.

   8.02 No Interest Upon Contributions. No Member shall be entitled to interest on its Capital Contribution.

   8.03 Return of Capital Contributions. No Member shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Company, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Member or withdrawn Member any part of such Member's Capital Contribution to the Company for so long as the Company continues in existence.

   8.04 Additional Contributions. No Member, as such, shall be liable for any of the debts of the Company or, except as required by Section 9.05 hereof, be required to contribute any additional capital or lend any funds to the Company, each Member's liability being limited to its Capital Contribution plus any distributions made to it under this Agreement.

   8.05 Capital Accounts. A separate capital account (a "Capital Account") shall be established and maintained for each Member in accordance with Regulations
Section 1.704-1(b)(2)(iv).

                                   SECTION IX
                        PROFITS AND LOSSES; DISTRIBUTIONS

   9.01 General Allocation of Profits and Losses. (a) Except as otherwise provided in this Section 9.01, profits and losses of the Company will be allocated pro rata among the Members in accordance with their respective Percentage Interests.

    (b) If a Member transfers any or all of its Membership Units to another Person (the "Transferee"), the distributive shares of the various items allocable among the transferor and the Transferee during such fiscal year of the Company shall be allocated between the transferor and the Transferee based on the date of the transfer of the interest without regard to the results of Company activities in the respective portions of such fiscal year in which the transfer occurred.

    (c) Notwithstanding any provision to the contrary, (i) any expense of the Company that is a "nonrecourse deduction" within the meaning of Regulations
Section 1.704-2(b)(1) shall be allocated pro rata among the Members in accordance with their respective Percentage Interests, (ii) any expense of the Company that is a "partner nonrecourse deduction" within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Company Minimum Gain within the meaning of Regulations Section 1.704-2(0(1) for any taxable year of the Company, items of gain and income shall be allocated among the Members in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j), and (iv) if there is a net decrease in Member Nonrecourse Debt Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any taxable year of the Company, items of gain and income shall be allocated among the Members in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j). A Member's "interest in partnership profits" for purposes of determining such Member's share of the nonrecourse liabilities of the Company within the meaning of Regulations Section 1.752-3(a)(3) shall be such Member's Percentage Interest.

    (d) "Profits" and "losses" and any items of income, gain, expense or loss referred to in this Section 9.01 shall be determined in accordance with federal income tax accounting principles as modified by Regulations Section 1.704-1(b)(2)(iv), except that profits and losses shall not include items of income, gain and expense that are specially allocated pursuant to Section 9.01(c). All allocations of income, profits, gains, expenses and losses (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Section 9.01, except as otherwise required by Section 704(c) of the Code and Section 1.704-1(b)(4) of the Regulations.

    (e) It is intended that the allocations under this Agreement shall effect an allocation for federal income tax purposes in a manner consistent with Section 704(b) of the Code and the Regulations promulgated thereunder. If for any reason the allocations contained in this Agreement shall conflict with the Regulations promulgated under Section 704(b) of the Code, the Board of Managers may amend the allocation provisions contained herein if it believes that such an amendment is necessary to reflect allocations consistent with such Regulations.

   9.02 Distribution of Cash Available for Distribution. (a) The Board of Managers may in its sole discretion elect to distribute to the Members within 90 days following the end of each fiscal year an amount not to exceed Cash Available for Distribution (as defined in Section 9.02(b)) for such fiscal year (or part thereof) pro rata among the Members in accordance with their respective Percentage Interests.

    (b) For purposes of this Agreement, the term "Cash Available for Distribution" for a fiscal year of the Company shall mean the profits and losses of the Company (other than profits and losses arising from a Terminating Capital Transaction), but subject to the following adjustments:

        (i) In determining Cash Available for Distribution for any year, there shall be added depreciation, amortization and other noncash charges (including accrued but unpaid interest).

        (ii) In determining Cash Available for Distribution for any year, there shall be subtracted the following amounts:

          (A) Principal payments on Company indebtedness, including indebtedness to a Member;

          (B) Working capital and contingency reserves, as determined by the Board of Managers;

          (C) Payments for capital expenditures; and

          (D) Fees, interest payments on the Company's indebtedness, and other expenses to the extent actually paid by the Company in such year, but not reflected in the computation of profits and losses.

   9.03 Distribution of Sale or Refinancing Proceeds. In addition to the annual distribution provided for in paragraph (a) of Section 9.02, the Board of Managers may within 90 days after a Capital Transaction make a special distribution to Members in an amount not to exceed the cash portion of the Sale or Refinancing Proceeds from such Capital Transaction. Such distribution shall be allocated to the Members as provided in paragraph (a) of Section 9.02.

   9.04 Distribution of Proceeds from a Terminating Capital Transaction. The net proceeds of a Terminating Capital Transaction shall be distributed in the following order of priority:

    (a) First, towards the satisfaction of all outstanding debts and other obligations of the Company;

    (b) Second, towards repayment of outstanding loans, if any, made by Members to the Company; and

    (c) Last, to the Members with positive Capital Accounts in accordance with their respective positive Capital Account balances.

For purposes of Section 9.04(c), the Capital Account of each Member shall be determined after all adjustments made in accordance with Sections 9.01, 9.02 and
9.03 hereof resulting from Company operations and from all sales and dispositions of all or any part of the Company's assets. Any distributions pursuant to this Section 9.04 should be made by the end of the Company's taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation). To the extent deemed advisable by the Board of Managers, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

   9.05 Capital Account Deficit Restoration. If any Member has a negative balance in its Capital Account following a liquidation of the Company, as determined after taking into account all Capital Account adjustments in accordance with Sections 9.01, 9.02 and 9.03 hereof resulting from Company operations and from all sales and dispositions of all or any part of the Company's assets, such Member shall contribute to the Company an amount of cash equal to the negative balance in its Capital Account and such cash shall be distributed by the Company to the other Members in accordance with Section 9.04 hereof or to creditors, if any. Any contribution pursuant to the preceding sentence shall be made by the end of the Company's taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation).

   9.06 Distribution of Debt Instruments. (a) In the event the Company sells any of its assets and all or a portion of the sales price is paid by a promissory note or installment contractual obligations (each, a "Debt Instrument"), all interest and principal received by the Company with respect thereto shall be treated as Sale or Refinancing Proceeds or if such sale occurs in conjunction with the dissolution of the Company, as net proceeds of a Terminating Capital Transaction, and shall be distributed in accordance with Section 9.03 or 9.04 hereof, as the case may be.

    (b) In the event the Company holds a Debt Instrument as described in Section 9.06(a) and the Company either is dissolved in conjunction with the sale which gave rise to such Debt Instrument or dissolves prior to payment in full of such Debt Instrument, the Board of Managers shall assign such Debt Instrument to a trustee who shall collect all sums which may become due and payable under the Debt Instrument, who shall have the power and authority to act to enforce all rights of the holder of such Debt Instrument and shall distribute such sums as provided in Section 9.03 or 9.04, as applicable.

   9.07 Illiquid Securities. At the time of the Company's dissolution for any reason, the Board of Managers may determine in its sole discretion that it would not be prudent to sell at such time certain of the Company's securities in connection with the dissolution because of a lack of liquidity or otherwise. In such event, any Securities not sold as part of the dissolution shall be assigned to a trustee who shall collect all sums that may become due and payable with respect to such securities and who shall have full power to vote and dispose of such securities in such manner as it deems in its sole good faith business judgment is in the best interest of the Members receiving the proceeds of the dissolution.

                                    SECTION X
                  TRANSFERS AND THE ADDITION, SUBSTITUTION AND
                              WITHDRAWAL OF MEMBERS

   10.01 Restrictions on Transfers. Except as otherwise provided herein, Membership Units may be assigned only as follows:

    (a) Unless waived by the Board of Managers, a Membership shall not be transferred in the absence of an opinion of counsel, satisfactory to the Board of Managers, that the registration of the sale of the Membership Unit is not required under the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws;

    (b) Any transfer of a Membership Unit, other than to an existing Member, shall be effective only to give the Transferee the right to receive the share of allocations and distributions to which the transferor would otherwise be entitled. Any Transferee, who is not a Member prior to the transfer, shall not have the right to become a substituted Member unless the non-transferring Members holding at least 66-2/3% of the Membership Units not subject to such transfer, in the exercise of their sole and absolute discretion, expressly consent thereto in writing and the Transferee agrees to be bound by all the terms and conditions of this Agreement as then in effect. Unless and until a Transferee is admitted as a substituted Member, the Transferee shall have no right to exercise any of the powers, rights and privileges of a Member hereunder. A Member who has assigned its entire interest in all of its Membership Units shall cease to be a Member and thereafter shall have no further powers, rights and privileges as a Member hereunder, but shall, unless otherwise relieved of such obligations by agreement of all of the other Members or by operation of law, remain liable for all obligations and duties incurred as a Member. A Transferee who becomes a substitute Member is liable for any obligations of its transferor to make or retain capital contributions as provided in this Agreement and by the Act; provided, however, such transferor shall not be obligated for liabilities of its Transferee unknown to it at the time it became a Member;

    (c) The Company may, in its reasonable discretion, charge a reasonable fee to cover the additional administrative expenses incurred in connection with or as a consequence of the transfer of its Membership Units;

    (d) The Company, each Member and any other Person having business with the Company need deal only with Members who are admitted as Members or as substituted Members of the Company, and they shall not be required to deal with any other Person by reason of assignment by a Member or by reason of the death of a Member, except as otherwise provided in this Agreement. In the absence of the substitution (as provided herein) of a Member for an assigning or a deceased Member, any payment to a Member or to a Member's executors or administrators shall release the Company and the Board of Managers from all liability to any other Persons who may be interested in such payment by reason of an assignment by, or the death of, such Member;

    (e) No Person shall have a perfected lien or security interest in an Interest unless the creation of such security interest is in accordance with the provisions of this Agreement and the Company is notified of such security interest and provided a copy of all documentation with respect thereto, including financing statements, prior to execution and filing;

    (f) Any transfer not in accord with this Agreement shall be void ab initio; and

    (g) Each Member agrees not to transfer all or any of its Membership Units (or take or omit to take any action, filing, election, or other action which could result in a deemed transfer) if such transfer (either considered alone or in the aggregate with prior transfers by other Members) would result in the termination of the Company for federal income tax purposes. Such a transfer is void ab initio.

   10.02 Right of First Refusal. Subject to the provisions of Section 10.03 below, in the event that any Member (the "Selling Member") desires to transfer any of its Membership Units in accordance with Section 10.01 above, the Company shall have the right, for a period of ten business days after the Company gives notice to the Selling Member of receipt of the opinion described in Section
10.01 above, to purchase such Units (or designate a purchaser for such Units subject to the consent of the non-transferring Members holding at least 66-2/3% of the Membership Units not subject to such transfer as set forth in Section 10.01(b)) held by the Selling Member at the price at which the Selling Member has received a good faith offer to purchase such Units. If the Company (or its designee) shall not offer to purchase such Units within such ten-day period, the remaining Members (the "Electing Members") shall have the right for a period of ten business days after the expiration of the Company's option to exercise its right of first refusal, to purchase a proportionate share of the Selling Member's Membership Units at the price per Unit at which the Selling Member has received a good faith offer to purchase such Units. If neither the Company (or its designee) nor the Electing Members elect to purchase such Units within their respective option periods, the Selling Member shall not be obligated to give the Company or the remaining Members any further right of first refusal hereunder with respect to the proposed sale and may proceed with such sale or sales of such Membership Units; provided, however, that any such sale or sales shall be effected within 90 days of the Company's election not to exercise its right of first refusal. For purposes of this Section 10.02, a "proportionate share" shall mean the portion that each Electing Member's Membership Units bears to the Membership Units held by all Electing Members opting to purchase a portion of the Selling Member's Membership Units pursuant to this Section 10.02.

   10.03 Termination. The right of first refusal set forth in Section 10.02 above shall terminate and be of no further force and effect upon the election of holders of more than 66-2/3% of the Membership Units.

   10.04 New Members or Additional Capital. The Board of Managers may from time to time (i) admit any Person to the Company as a new Member in exchange for such Capital Contributions as the Board of Managers deems in the best interest of the Company or (ii) accept such additional Capital Contributions from existing Members as the Board of Managers deems in the best interest of the Company; provided that the Board of Managers determines that the sale of such new Membership Units is exempt from registration under the 1933 Act and all applicable state securities laws and any such new Members expressly agree in writing to be bound by all of the terms and conditions of this Agreement as then in effect.

                                   SECTION XI
                                 INDEMNIFICATION

   11.01 Definitions in this Section:

      "applicant"  means the Person  seeking  indemnification  pursuant  to this
      Section XI.

      "expenses" includes counsel fees.

      "liability" means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

      "party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

      "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

   11.02 Liability. In any proceeding brought by or in the right of the Company or brought by or on behalf of the Members of the Company, no Manager or officer of the Company shall be liable to the Company or its Members for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of this Section XI, except for liability resulting from such Person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

   11.03 Indemnification. The Company shall indemnify any Person who was or is a party to any proceeding, including a proceeding brought by a Member in the right of the Company or brought by or on behalf of the Members of the Company, by reason of the fact that he is or was a Manager or officer of the Company, or is or was serving at the request of the Company as a manager, director, trustee, partner or officer of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding unless he engaged in willful misconduct or a knowing violation of the criminal law. A Person is considered to be serving an employee benefit plan at the Company's request if his duties to the Company also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. The Board of Managers is hereby empowered, by a majority vote of a quorum of disinterested Managers, to enter into a contract to indemnify any Manager or officer in respect of any proceedings arising from any act or omission, whether occurring before or after the execution of such contract.

   11.04 Applicability. The provisions of this Section XI shall be applicable to all proceedings commenced after the adoption hereof by the Members of the Company, arising from any act or omission, whether occurring before or after such adoption. No amendment or repeal of this Section XI shall have any effect on the rights provided under this Section XI with respect to any act or omission occurring prior to such amendment or repeal. The Company promptly shall take all such actions, and make all such determinations, as shall be necessary or appropriate to comply with its obligation to make any indemnity under this
Section XI and shall promptly pay or reimburse all reasonable expenses, including attorneys' fees, incurred by any such Manager or officer in connection with such actions and determinations or proceedings of any kind arising therefrom.

   11.05 Standard of Conduct. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the applicant did not meet the standard of conduct described in Sections 11.02 or 11.03.

   11.06 Determination of Standard of Conduct. Any indemnification under Section
11.03 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the applicant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 11.03.

   The determination shall be made:

    (a) By the Board of Managers by a majority vote of a quorum consisting of Managers not at the time parties to the proceeding;

    (b) If a quorum cannot be obtained under subsection (a) of this section, by majority vote of a committee duly designated by the Board of Managers (in which designation the Managers who are parties may participate), consisting solely of two or more Managers not at the time parties to the proceeding;

    (c) By special legal counsel:

        (i) Selected by the Board of Managers or its committee in the manner prescribed in subsection (a) or (b) of this Section 11.06; or

        (ii) If a quorum of the Board of Managers cannot be obtained under subsection (a) of this section and a committee cannot be designated under subsection (b) of this section, selected by majority vote of the full Board of Managers, in which selection the Managers who are parties may participate; or

    (d) By the Members, but Units owned by or voted under the control of the Managers who are at the time parties to the proceeding may not be voted on the determination.

   Any evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is appropriate, except that if the determination is made by special legal counsel, such evaluation as to reasonableness of expenses shall be made by those entitled under subsection (c) of this Section 11.06 to select counsel.

   Notwithstanding the foregoing, in the event there has been a change in the composition of a majority of the Board of Managers after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to this Section XI shall be made by special legal counsel agreed upon by the Board of Managers and the applicant. If the Board of Managers and the applicant are unable to agree upon such special legal counsel the Board of Managers and the applicant each shall select a nominee, and the nominees shall select such special legal counsel.

   11.07   Expenses.

    (a) The Company shall pay for or reimburse the reasonable expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under Section 11.06 if the applicant furnishes the Company:

         (i)a written statement of his good faith belief that he has met the standard of conduct described in Section 11.03; and

        (ii) a written undertaking, executed personally or on his behalf, to repay the advance if it ultimately is determined that he did not meet such standard of conduct.

    (b) The undertaking required by paragraph (ii) of subsection (a) of this section shall be an unlimited general obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment.

    (c) Authorizations of payments under this Section 11.07 shall be made by the Persons specified in Section 11.06.

   11.08 Additional Indemnities. The Board of Managers is hereby empowered, by majority vote of a quorum consisting of disinterested Managers, to cause the Company to indemnify or contract to indemnify any Person not specified in
Section 11.02 or 11.03 who was, is or may become a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Company, or is or was serving at the request of the Company as a manager, director, officer, employee or agent of another company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such Person were specified as one to whom indemnification is granted in Section
11.03. The provisions of Sections 11.04 through 11.07 shall be applicable to any indemnification provided hereafter pursuant to this Section 11.08.

   11.09 Insurance. The Company may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Section XI and may also procure insurance, in such amounts as the Board of Managers may determine, on behalf of any Person who is or was a Manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a manager, director, officer, employee or agent of another company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not the Company would have power to indemnify him against such liability under the provisions of this Section XI.

   11.10 Exclusivity.  Every reference herein to managers, directors,  officers, employees or agents shall include former managers, directors, officers, employees and agents and their respective heirs, executors and administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Section 11.10 on the Board of Managers shall not be exclusive of any other rights to which any Person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Company or others, with respect to claims, issues or matters in relation to which the Company would not have the power to indemnify such person under the provisions of this Section XI. Such rights shall not prevent or restrict the power of the Company to make or provide for any further indemnity, or provisions for determining entitlement to indemnity, pursuant to one or more indemnification agreements or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means) approved by the Board of Managers (whether or not any of the Managers of the Company shall be a party to or beneficiary of any such agreements or arrangements); provided, however, that any provision of such agreements or other arrangements shall not be effective if and to the extent that it is determined to be contrary to this Section 11.10 or applicable laws of the State.

                                   SECTION XII
                            MISCELLANEOUS PROVISIONS

   12.01 Fixing Record Date. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or entitled to receive a payment of any kind, or in order to make a determination of Members for any other proper purpose, the Board of Managers may fix in advance a date as the record date for any such determination of Members, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of Members, is to be taken. If no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members, or Members entitled to receive payment of a distribution, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Managers declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section 12.01, such determination shall apply to any adjournment thereof unless the Board of Managers fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

   12.02 Fiscal and Taxable Year. The fiscal year and taxable year of the Company shall be the calendar year or such other taxable year as may be required by Section 706(b) of the Code.

   12.03 Voting of Shares Held. Unless otherwise provided by resolution of the Board of Managers or of the Executive Committee, if any, the President may from time to time appoint an attorney or attorneys or agent or agents of the Company, in the name and on behalf of the Company, to cast the vote which the Company may be entitled to cast as a member, shareholder or otherwise in any other company, any of whose securities may be held by the Company, at meetings of the holders of the shares or other securities of such other company, or to consent in writing to any action by any such other company; and the President shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Company such written proxies, consents, waivers or other instruments as may be necessary or proper. In lieu of such appointment the President may himself attend any meetings of the holders of shares or other securities of any such other company and there vote or exercise any or all power of the Company as the holder of such shares or other securities of such other company.

   12.04 Representations from Recipients. As a condition to the Company's lending or investing funds, the Company shall require the person or entity receiving such funds to certify to the Company in writing, in such form as the Board of Managers shall determine, that no officer, director or employee of a Virginia state bank that is a Member of the Company or any member of such individual's immediate family, has any ownership interest in the person or entity receiving the funds.

   12.05 Reports. Not less frequently than annually, the Company shall prepare and distribute to the Members a report of its activities since the prior report. The report shall contain detailed information, financial and otherwise, describing the Company's financial condition, its portfolio of investments, the extent to which the Company is fulfilling its purposes as stated in its Articles of Organization and this Agreement, and any other information the Company deems relevant. The Company shall prepare and deliver, or cause to be prepared and delivered, to the Members, no later than 75 days after the close of each fiscal year, a Schedule K-i, a copy of the Company's informational tax return (IRS Form
1065), and such other reports setting forth in sufficient detail all such information and data with respect to the transactions effected by or involving the Company during such fiscal year as shall enable the Company and each Member to prepare its federal, state, and local income tax returns in accordance with the laws, rules, and regulations then prevailing.

   12.06 Bank Accounts; Checks, Notes and Drafts. (a) Funds of the Company shall be deposited in an account or accounts of a type, in form and name and in a bank(s) or other financial institution(s) which are participants in federal insurance programs as selected by the Board of Managers. The Board of Managers shall arrange for the appropriate conduct of such accounts. Funds may be withdrawn from such accounts only for bona fide and legitimate Company purposes and may from time to time be invested in such short-term securities, money market funds, certificates of deposit, or other liquid assets as the Board of Managers deems appropriate.

    (b) The Members acknowledge that the Board of Managers may maintain Company funds in accounts, money market funds, certificates of deposit or other liquid assets in excess of the insurance provided by the Federal Deposit Insurance Corporation, or other depository insurance institutions and that the Board of Managers shall not be accountable or liable for any loss of such funds resulting from failure or insolvency of the depository institution.

    (c) Checks, notes, drafts, and other orders for the payment of money shall be signed by such persons as the Board of Managers from time to time may authorize. When the Board of Managers so authorizes, however, the signature of any such person may be a facsimile.

   12.07 Books and Records. At all times during the term of the Company, the Board of Managers shall keep, or cause to be kept, full and accurate books of account, records and supporting documents, which shall reflect, completely, accurately and in reasonable detail, each transaction of the Company. The books of account shall be maintained and tax returns prepared and filed on the method of accounting determined by the Board of Managers. The books of account, records, and all documents and other writings of the Company shall be kept and maintained at the principal office of the Company. Each Member or its designated representative shall, upon reasonable notice to the Board of Managers, have access to such financial books, records, and documents during reasonable business hours and may inspect and make copies of any of them at its own expense.

The Board of Managers shall cause the Company to keep at its principal office the following:

    (i) a current list of the full name and last known business address of each Member, in alphabetical order;

    (ii) a copy of the Articles of Organization and the Certificate of Organization, and all Articles of Amendment and Certificates of Amendment thereto;

    (iii) copies of the Company's federal, state, and local income tax returns and reports, if any, for the three most recent years; and

    (iv) copies of this Agreement, as amended, and of any financial statements of the Company for the three most recent years.

   12.08 Audits. Any Member may at any time, but no more frequently than annually, request the Company to have an independent accounting firm prepare audited financial statements of the Company. The Member requesting an audit shall bear the expenses of such audit.

   12.09 Tax Matters Partner. Howard Ullman, or such other Member as the Board of Managers may designate from time to time, shall be the Tax Matters Partner for the Company within the meaning of Section 6231(a)(7) of the Code. The Tax Matters Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner. In the event the Tax Matters Partner receives notice of a final partnership adjustment under Section 6223(a)(2) of the Code, the Tax Matters Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to all other Members on the date such petition is filed, or (ii) mail a written notice to all other Members, which such period, that describes the Tax Matters Partner's reasons for determining not to file such a petition.

   12.10 Tax Elections. The Board of Managers shall make any available elections under the Code or any applicable state or local tax law on behalf of the Company. If requested by a Member, the Board of Managers shall cause the Company to make an election under Section 754 of the Code in connection with any transfer by the Member of any of its Membership Units. No election shall be made by the Company or any Member for the Company to be excluded from the application of any of the provisions of Subchapter K, Chapter 1 of Subtitle A of the Code or from any similar provisions of any state or local tax laws.

   12.11 Notices. Unless otherwise provided herein, any offer, acceptance, election, approval, consent, certification, request, waiver, notice or other communication required or permitted to be given hereunder (hereinafter collectively referred to as a "Notice"), shall be given by enclosing the same in an envelope addressed to the Member to whom the Notice is to be given at the address of such Member as set forth in the records maintained by the Company or at such other address as any Member hereafter may designate to the Company in accordance with the provisions of this Section 12.11, and deposited in the U.S. Mail postage prepaid. In addition, the Board of Managers shall be sent a copy of all such Notices, by registered or certified mail, return receipt requested. The date at which notice shall be deemed received shall be the date of the receipt of the copy of such notice by the Board of Managers.

   12.12 Entire Agreement. This Agreement, including the Exhibits or other documents or schedules attached hereto or incorporated herein by reference, constitutes the entire agreement of the Members with respect to the matters covered herein. This Agreement supersedes all prior agreements and oral understandings among the Members with respect to such matters.

   12.13 Amendment. Except as provided by law, in the Articles of Organization or otherwise set forth herein, this Agreement may be amended or altered at any meeting of the Board of Managers by the affirmative vote of a majority of the number of Managers fixed by this Agreement. The Members entitled to vote in respect of the election of Managers, however, shall have the power to rescind, amend, alter or repeal any provision hereto and to enact provisions hereto which, if expressly so provided, may not be amended, altered or repealed by the Board of Managers.

   12.14 Interpretation. Whenever the context may require, any noun or pronoun used herein shall include the corresponding masculine, feminine or neuter forms. The singular form of nouns, pronouns and verbs shall include the plural and vice versa.

   12.15 Severability. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to existing or future law, such invalidity shall not impair the operation or affect those portions of this Agreement which are valid, and this Agreement shall remain in full force and effect and shall be construed and enforced in all respects as if such invalid or unenforceable provision or provisions had been omitted.

   12.16 Burden and Benefit Upon Successors. Except as expressly otherwise provided herein, this Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors and assigns.

   12.17 Further Assurances. Each Member hereby agrees that it shall hereafter execute and deliver such further instruments, provide all information and take or forbear such further acts and things as may be reasonably required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

   12.18 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together will constitute one instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart.

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.





MEMBERS:

-------------------------------------

CBQ, Inc.

-----------------------------------

Howard Ullman

---------------------------------------

Jeffrey Postal

----------------------------------------

Cora Wong

----------------------------------------

Bart Fisher














SCHEDULE A





Member                     Percentage of Membership Interests





CBQ, Inc.                           40%





Bart Fisher                         15%





Jeffrey Postal                      15%





Cora Wong                           15%





Howard Ullman                       15%